SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of May 26, 2017 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”) is by and among the parties identified as “Grantors” on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (individually a “Grantor,” and collectively the “Grantors”) and UBS AG, Stamford Branch, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Creditors (defined below).

W I T N E S S E T H

WHEREAS, a credit facility has been established in favor of Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), pursuant to the terms of that certain Revolving Credit Agreement dated as of the date hereof (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”) among the Borrower, the Guarantors, the Lenders from time to time party thereto and UBS AG, Stamford Branch, as Administrative Agent and Issuing Bank;

WHEREAS, the Lenders have required that the Grantors execute and deliver to the Administrative Agent, for the benefit of the Secured Creditors, this Security Agreement;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions.

(a)     Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

(b)     As used herein, the following terms shall have the meanings assigned thereto in the UCC: Accession, Account, As-Extracted Collateral, Bank, Chattel Paper, Commercial Tort Claim, Commodity Intermediary, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Proceeds, Securities Intermediary, Software, Supporting Obligation and Tangible Chattel Paper.

(c)     As used herein, the following terms shall have the meanings set forth below:

“Administrative Agent” has the meaning provided in the introductory paragraph hereto.

“Borrower” has the meaning provided in the Recitals hereof.

“Collateral” has the meaning provided in Section 2 hereof.

“Credit Agreement” has the meaning provided in the Recitals hereof.

“Control” means “control,” as such term is defined in Section 9-104 of the UCC.

“Copyright License” means any written agreement, naming any Grantor as licensee, with respect to any Copyright of another Person.

“Copyrights” means (a) all copyrights of the United States or any other country in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or political subdivision thereof, and (b) all renewals thereof.

“Deposit Account Control Agreement” means any deposit account control agreement by and among the Borrower or any Guarantor, the applicable depository bank and the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Excluded Accounts” means all (i) Deposit Accounts maintained solely as payroll or other employee wage and benefit accounts (including withholding tax payments related thereto) and (ii) other Deposit Accounts with an aggregate closing daily balance not in excess of $150,000 in the aggregate for all such Deposit Accounts excluded pursuant to this clause (ii).

“Grantor” and “Grantors” each has the meaning provided in the introductory paragraph hereof.

“Patent License” means any agreement, whether written or oral, providing for the grant to a Grantor of any right to manufacture, use or sell any invention or design covered by a Patent.

“Patents” means (a) all patents of the United States or any other country or any political subdivision thereof and all reissues, re-examinations and extensions thereof, and (b) all applications for patents of the United States or any other country and all divisions, continuations and continuations-in-part thereof.

“Secured Creditors” means the collective reference to the holders of the Secured Obligations and “Secured Creditor” means any one of them and including, without limitation, the Administrative Agent, the Arranger, the Lenders, the Issuing Bank and each counterparty to a Hedging Agreement or a Treasury Management Agreement if on the Closing Date or at the date of entering into such Hedging Agreement or Treasury Management Agreement such counterpary was the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender.

“Secured Obligations” means, without duplication, (i) all Obligations and (b) all costs and expenses incurred in connection with enforcement and collection of the Obligations, including fees, charges and disbursements of counsel.

“Trademark License” means any agreement, written or oral, providing for the grant to a Grantor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country, any state thereof or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Creditors’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2.     Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Creditors, a continuing security interest in, and a right to set-off against, any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

all Accounts;

[Reserved];

all Chattel Paper;

those Commercial Tort Claims identified on Schedule 2(d) attached hereto;

all Copyrights;

all Copyright Licenses;

all Deposit Accounts;

all Documents;

all Equipment;

all Fixtures;

all General Intangibles;

all Goods;

all Instruments;

all Inventory;

all Investment Property;

all Letter-of-Credit Rights;

all Patents;

all Patent Licenses;

all Software;

all Supporting Obligations in respect of other Collateral;

all Trademarks;

all Trademark Licenses; and

to the extent not otherwise included, Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Security Agreement shall not extend to (i) any Excluded Property, (ii) any lease, license or other contract, or any other right thereunder, if the grant of a security interest in such lease, license or contract or right thereunder in the manner contemplated by this Security Agreement is prohibited by the terms of such lease, license, contract or right or by law or would result in the termination of such lease, license, or contract or right, but only to the extent that any such prohibition is not rendered ineffective pursuant to the UCC or any other applicable law (including any Debtor Relief Laws) and provided that in the event of the termination or elimination of any such prohibition to the extent sufficient to permit any such item to become Collateral hereunder, a security interest in such lease, license or contract or right thereunder shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder or (iii) all Excluded Accounts except to the extent constituting or containing proceeds of Collateral.

The Grantors and the Administrative Agent, on behalf of the Secured Creditors, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not and shall not be construed as a present assignment of title to any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3.     Provisions Relating to Accounts.

(a)     Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Secured Creditor be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(b)     At any time after the occurrence and during the continuation of an Event of Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it considers advisable, and the Grantors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (ii) upon the Administrative Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

4.     Representations and Warranties. Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Creditors, that so long as any of the Secured Obligations (other than (x) Hedging Agreements entered into with a Hedging Bank, (y) Treasury Management Agreements entered into with Treasury Management Banks, or (z) contingent indemnification obligations or contingent expense reimbursement, indemnification, yield protection or tax gross-up obligations, in each case for which no claim has been made) remains outstanding and until all of the commitments relating thereto have been terminated:

Legal Name.

(i)     Each Grantor’s exact legal name is (and for the prior five years or, if shorter, since the date of its formation has been), federal taxpayer identification number and organization identification number are as set forth on Schedule 4(a)(i).

(ii)     Each Grantor’s state of formation is (and for the five years prior to the date hereof or since the date of its formation until the date hereof has been) as set forth on Schedule 4(a)(i).

(iii)     Other than as set forth on Schedule 4(a)(iii), no Grantor has been party to a merger, consolidation or other change in structure in the five years prior to the date hereof. Also set forth on Schedule 4(a)(iii) is a list of all other names used by each Grantor and all other names used by each Grantor on any filings with the Internal Revenue Service, in each case, at any time within the five years preceding the date hereof.

(iv)     Except for those purchases, acquisitions and other transactions described in Schedule 4(a)(iv), all of the Collateral has been originated by each Grantor in the ordinary course of business or consists of goods which have been acquired by such Grantor in the ordinary course of business from a person in the business of selling goods of that kind.

Ownership. Each Grantor is the legal and beneficial owner of its Collateral other than Excluded Property and has the right to pledge, sell, assign or transfer the same.

Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Creditors, in the Collateral of such Grantor and, upon the filing of appropriate UCC financing statements in the appropriate filing offices in the jurisdictions of organization of the applicable Grantor and, as applicable, filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office, shall constitute a valid, perfected first priority security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC and, as applicable, with the U.S. Patent and Trademark Office and the U.S. Copyright Office, free and clear of all Liens except for Permitted Liens.

Types of Collateral. None of the Collateral consists of, or is the Accessions or Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes, or standing timber.

Copyrights, Patents and Trademarks.

(i)     Schedule 4(e) includes all Copyrights, all Copyright Licenses, all Patents, all Patent Licenses, all Trademarks and all Trademark Licenses, in each case, owned by any Grantor in its own name, or to which any Grantor is a party, as of the date hereof (other than with respect to off-the-shelf software and similar rights) and registered or pending registration in the name of such Grantor in the United States Copyright Office or the United States Patent and Trademark Office.

(ii)     No Grantor has made any assignment or agreement in conflict with the security interest in the (A) Copyrights, (B) Patents or (C) Trademarks or (D) other Intellectual Property of any Grantor hereunder (other than in connection with a Permitted Lien or as otherwise permitted under the Credit Agreement).

Commercial Tort Claims. Such Grantor has no commercial tort claims in excess of $1,000,000 other than (i) those listed on Schedule 2(d), or (ii) as to which the actions required by Section 5(i) have been taken.

Chief Executive Office. The chief executive office of each Grantor is located at the address set forth in Schedule 4(g) hereto.

Deposit Accounts. Schedule 4(i) is a true and complete list of all Deposit Accounts maintained by each Grantor and, in each case, including the name of each institution where each such Deposit Account is held, the name of each such Deposit Account and the name of each entity that holds each Deposit Account and stating if such Deposit Account is required to be subject to a Deposit Account Control Agreement pursuant hereto and, if such Deposit Account is not so required to be subject to a Deposit Account Control Agreement, the reason for such Deposit Account to be excluded from the Deposit Account Control Agreement requirement. The Administrative Agent has a security interest in each such Deposit Account (other than Excluded Accounts) which security interest is perfected by Control.

5.     Covenants. Each Grantor covenants that, so long as any of the Secured Obligations (other than (x) Hedging Agreements entered into with a Hedging Bank, (y) Treasury Management Agreements entered into with Treasury Management Banks, or (z) contingent indemnification obligations or contingent expense reimbursement, indemnification, yield protection or tax gross-up obligations, in each case for which no claim has been made) remains outstanding and until all of the commitments relating thereto have been terminated, such Grantor shall:

Other Liens. Use commercially reasonable efforts to defend the Collateral against Liens therein other than Permitted Liens.

[Reserved].

Change in Structure, Location or Type. Not, without providing ten days prior written notice to the Administrative Agent (i) change its name or state of formation or (ii) be party to a merger, consolidation or other change in structure except as permitted by the Credit Agreement. In connection with any such change, the applicable Grantor shall take all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Creditors in the Collateral, if applicable, and such Grantor agrees to promptly provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

Perfection of Security Interest. Upon the reasonable request of the Administrative Agent, execute and deliver to the Administrative Agent such agreements, assignments or instruments and do all such other things as the Administrative Agent may deem necessary, appropriate or convenient (i) to assure to the Administrative Agent the effectiveness, perfection and priority of its security interests in the Collateral hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit 5(d)(i) attached hereto, (C) with regard to Patents issued by the United States Patent and Trademark Office, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 5(d)(ii) attached hereto and (D) with regard to Trademarks registered with the United States Patent and Trademark Office and all applications for Trademarks filed with the United States Patent and Trademark Office, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 5(d)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. To that end, each Grantor authorizes the Administrative Agent to file one or more financing statements (with collateral descriptions broader, including without limitation “all assets” and/or “all personal property” collateral descriptions, and/or less specific than the description of the Collateral contained herein) disclosing the Administrative Agent’s security interest in any or all of the Collateral of such Grantor without such Grantor’s signature thereon, and further each Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other Person whom the Administrative Agent may designate, as such Grantor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Grantor any such financing statements (including renewal statements), amendments and supplements, notices or any similar documents that in the Administrative Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations (other than (x) Hedging Agreements entered into with a Hedging Bank, (y) Treasury Management Agreements entered into with Treasury Management Banks, or (z) contingent indemnification obligations or contingent expense reimbursement, indemnification, yield protection or tax gross-up obligations, in each case for which no claim has been made) remain unpaid and until the commitments relating thereto shall have been terminated. Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Grantor wherever the Administrative Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, such Grantor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if a Grantor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of a Grantor’s agents and the Administrative Agent so requests, such Grantor agrees to notify such agents in writing of the Administrative Agent’s security interest therein and, if an Event of Default has occurred and is continuing and the Administrative Agent so requests, instruct them to hold all such Collateral for the account of the Administrative Agent for the benefit of the Secured Creditors, subject to the Administrative Agent’s instructions. Each Grantor agrees to mark its books and records to reflect the security interest of the Administrative Agent in the Collateral. Notwithstanding any provision to the contrary in this Agreement or any other Loan Document, the Grantors shall not be required to obtain landlord waivers or consents with respect to any Collateral located on any real property leased by any Grantor.

Control. Execute and deliver (and use commercially reasonable efforts to cause third parties to execute and deliver) all agreements, assignments, instruments or other documents as the Administrative Agent shall reasonably request for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Collateral consisting of Deposit Accounts.

Collateral held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee (other than carriers transporting Inventory and Equipment in the ordinary course of business), agent or processor of such Grantor and is expected to remain in possession and control of such third party, (i) notify the Administrative Agent of such possession or control and (ii) after the occurrence and during the continuation of an Event of Default, take such action as the Administrative Agent shall request, including without limitation, (A) notify such Person of the Administrative Agent’s security interest in such Collateral, (B) instruct such Person to hold all such Collateral for the account of the Administrative Agent on behalf of the Secured Creditors and subject to the Administrative Agent’s instructions and (C) obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

Covenants Relating to Copyrights, Patents and Trademarks.

(i)     Not make any assignment or agreement in conflict with the security interest in the material Copyrights of each Grantor hereunder (other than in connection with a Permitted Lien or as otherwise permitted under the Credit Agreement).

(ii)     Not make any assignment or agreement in conflict with the security interest in the material Patents or Trademarks of each Grantor hereunder (other than in connection with a Permitted Lien or as otherwise permitted under the Credit Agreement).

Insurance. Such Grantor shall maintain insurance covering the Collateral in accordance with Section 6.8 of the Credit Agreement.

Commercial Tort Claims.

(i)     Promptly notify the Administrative Agent in writing of the initiation of any Commercial Tort Claim in excess of $1,000,000 before any Governmental Authority by or in favor of such Grantor and grant to the Administrative Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

(ii)     Execute and deliver such statements, documents and notices and do and cause to be done all such things as the Administrative Agent may deem necessary, appropriate or convenient, or as are required by law, to create, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claim in excess of $1,000,000.

6.     Advances by Secured Creditors. Upon the occurrence and during the continuation of an Event of Default and upon notice from the Administrative Agent, the Administrative Agent may, at its sole option and in its sole discretion, upon prior notice to the Grantors, perform the following and in so doing may expend such sums as the Administrative Agent may deem advisable in the performance thereof: the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent or the Secured Creditors may make for the protection of the security hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis (subject to Section 22 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Interest rate. No such performance of any covenant or agreement by the Administrative Agent or the Secured Creditors on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default under the terms of this Security Agreement, the other Loan Documents or any other documents relating to the Secured Obligations. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7.     Remedies.

(a)     General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by applicable law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral and, further, the Administrative Agent may, with or without judicial process or the aid and assistance of others to the extent permitted by applicable law, (i) without breach of the peace, enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each of the Grantors acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale. In addition to all other sums due the Administrative Agent and the Secured Creditors with respect to the Secured Obligations, the Grantors shall pay the Administrative Agent and each of the Secured Creditors all reasonable documented costs and expenses incurred by the Administrative Agent or any such Secured Creditor, in enforcing its remedies hereunder including, but not limited to, attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the Secured Creditors or the Grantors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Debtor Relief Laws. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of 11.1 of the Credit Agreement at least ten Business Days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Secured Creditor may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the Secured Creditors may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b)     Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Grantor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify (or require any Grantor to notify) any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Creditors in the Accounts. Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience. The Administrative Agent and the Secured Creditors shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Grantor hereby agrees to indemnify the Administrative Agent and the Secured Creditors from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and attorneys’ fees suffered or incurred by the Administrative Agent or the Secured Creditors (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Grantor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

(c)     Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right, pursuant to a judicial process or without breach of the peace, to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(d)     Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Secured Creditors to exercise any right, remedy or option under this Security Agreement, any other Loan Document, any other documents relating to the Secured Obligations, or as provided by law, or any delay by the Administrative Agent or the Secured Creditors in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Creditors shall only be granted as provided herein. To the extent permitted by applicable law, neither the Administrative Agent, the Secured Creditors, nor any party acting as attorney for the Administrative Agent or the Secured Creditors, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the Secured Creditors under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Administrative Agent or the Secured Creditors may have.

(e)     Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Creditors are legally entitled, the Grantors shall be jointly and severally liable for the deficiency (subject to Section 22 hereof), together with interest thereon at the Default Interest rate, together with the costs of collection and attorneys’ fees and expenses. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8.     Rights of the Administrative Agent.

(a)     Power of Attorney. Each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Creditors, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i)     to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Administrative Agent may deem appropriate;

(ii)     to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii)     to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem appropriate;

(iv)     to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v)     to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(vi)     to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vii)     to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(viii)     to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(ix)     to adjust and settle claims under any insurance policy relating thereto;

(x)     to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

(xi)     to institute any foreclosure proceedings that the Administrative Agent may deem appropriate; and

(xii)     to do and perform all such other acts and things as the Administrative Agent may deem appropriate or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than (x) Hedging Agreements entered into with a Hedging Bank, (y) Treasury Management Agreements entered into with Treasury Management Banks, or (z) contingent indemnification obligations or contingent expense reimbursement, indemnification, yield protection or tax gross-up obligations, in each case for which no claim has been made) shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)     The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder and to account for all proceeds thereof, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.

(c)     Release of Collateral. To the extent permitted by and in accordance with the Credit Agreement, the Administrative Agent may release any of the Collateral from the liens created pursuant to this Security Agreement or may substitute any of the Collateral for other Collateral without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Security Agreement as to any Collateral not expressly released or substituted, and this Security Agreement shall continue as a lien on all Collateral not expressly released or substituted. Notwithstanding the foregoing, the Administrative Agent may release any Lien on any Collateral granted to or held by the Administrative Agent under this Security Agreement (i) upon the termination of the Security Agreement in accordance with the terms hereof, (ii) that is transferred or to be transferred (other than a transfer to another Grantor) as part of or in connection with any transfer or other disposition permitted under the Loan Documents, or (iii) as approved in accordance with the Credit Agreement.

9.     Application of Proceeds. After the occurrence of an Event of Default, any payments hereunder and any proceeds of the Collateral, when received by the Administrative Agent or any of the Secured Creditors in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 9.2 of the Credit Agreement, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon its books and records.

10.     Continuing Agreement.

(a)     This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than (x) Hedging Agreements entered into with a Hedging Bank, (y) Treasury Management Agreements entered into with Treasury Management Banks, or (z) contingent indemnification obligations or contingent expense reimbursement, indemnification, yield protection or tax gross-up obligations, in each case for which no claim has been made) remains outstanding and until all of the commitments relating thereto have been terminated. Upon payment or other satisfaction of all Secured Obligations (other than (x) Hedging Agreements entered into with a Hedging Bank, (y) Treasury Management Agreements entered into with Treasury Management Banks, or (z) contingent indemnification obligations or contingent expense reimbursement, indemnification, yield protection or tax gross-up obligations, in each case for which no claim has been made) and termination of all commitments relating thereto, this Security Agreement shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder, shall return all certificates or instruments pledged hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

(b)     This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Creditor as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Administrative Agent or any Secured Creditor in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

11.     Amendments and Waivers. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.2 of the Credit Agreement.

12.     Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Creditors hereunder, to the benefit of the Administrative Agent and the Secured Creditors and their successors and permitted assigns; provided, however, that, except as provided in the Credit Agreement, none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement. To the fullest extent permitted by law, each Grantor hereby releases the Administrative Agent and each Secured Creditor, and their respective successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or such holder, or their respective Related Parties.

13.     Notices. All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 11.1 of the Credit Agreement.

14.     Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

15.     Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

16.     Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. The terms of Sections 11.5 and 11.6 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17.     Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

18.     Entirety. This Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

19.     Survival. All representations and warranties of the Grantors hereunder shall survive the execution and delivery of this Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Revolving Credit Notes and the extension of credit thereunder or in connection therewith.

20.     Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then to the maximum extent permitted by applicable law the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the Secured Creditors under this Security Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

21.     Joint and Several Obligations of Grantors.

(a)     Each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Secured Creditors, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

(b)     Each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

(c)     Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement, the other Loan Documents and the other documents relating to the Secured Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Debtor Relief Laws or any comparable provisions of any applicable state law.

22.     Joinder. At any time after the date of this Security Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Security Agreement as a “Grantor” and have all of the rights and obligations of a Grantor hereunder, and this Security Agreement and the Schedules hereto shall be deemed amended by such Joinder Agreement. The execution and delivery of such Joinder Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

[Signature Pages Follow]

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

RUBY TUESDAY, INC.
RT AIRPORT, INC.
RT DENVER, INC.
RT DISTRIBUTING, LLC
RT FINANCE, INC.
RT FLORIDA EQUITY, LLC
RT FRANCHISE ACQUISITION, LLC
RT JONESBORO CLUB
RT KENTUCKY RESTAURANT HOLDINGS, LLC
RT LAS VEGAS FRANCHISE, LLC
RT LOUISVILLE FRANCHISE, LLC
RT LOUISVILLE, INC.
RT MCGHEE TYSON, LLC
RT MINNEAPOLIS FRANCHISE, LLC
RT MINNEAPOLIS HOLDINGS, LLC
RT NEW HAMPSHIRE RESTAURANT HOLDINGS, LLC
RT NEW YORK FRANCHISE, LLC
RT OMAHA HOLDINGS, LLC
RT ONE PERCENT HOLDINGS, INC.
RT ONE PERCENT HOLDINGS, LLC
RT ORLANDO, INC.
RT PORTLAND FRANCHISE, LLC
RT RESTAURANT SERVICES, LLC
RT SOUTH FLORIDA, INC.
RT SOUTHWEST FRANCHISE, LLC
RT TAMPA, INC.
RT WEST PALM BEACH, INC.
RTBD, INC.
RTGC, LLC
RTT TEXAS, INC.
RTTA, LP
RTTT, LLC
RUBY TUESDAY GC CARDS, INC.
RUBY TUESDAY OF BRYANT, INC.
RUBY TUESDAY OF RUSSELLVILLE, INC.
RUBY TUESDAY, LLC[1]

By: /s/ Rhonda Parish
Name: Rhonday Parish
Title: Authorized Signatory

RT FL GIFT CARDS, INC.

By: /s/ James Vitrano
Name: James Vitrano
Title: Authorized Signatory

Accepted and agreed to as of the date first above written.

UBS AG, STAMFORD BRANCH, as Administrative Agent

By: /s/ Houssem Daly
Name: Houssem Daly Title: Associate Director

By: /s/ Craig Pearson
Name: Craig Pearson Title: Associate Director

SCHEDULE 2(d)

COMMERCIAL TORT CLAIMS

●     ●In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation (E.D.N.Y. No. 05-MD-01729). Ruby Tuesday, Inc. seeks damages in the amount of approximately $8,000,000 as a member of a class of plaintiffs alleging overcharges related to credit card interchange fees. The final settlement in the amount of $7.2 billion has been approved in the Eastern District of New York and the settlement is currently pending on appeal in the Court of Appeals for the Second Circuit. Receipt of any amount by the Ruby Tuesday, Inc. is dependent upon the approval of the settlement by the Second Circuit as well as the Ruby Tuesday, Inc.’s pro rata share of the total settlement amount.

●

●In re: Polyurethane Foam Antitrust Litigation (N.D.OH No. 1:10-md-02196). Ruby Tuesday, Inc. seeks damages as a member of a class of plaintiffs alleging that manufacturers of polyurethane foam and polyurethane products colluded to fix prices. The final settlement in the amount of $151 million has been approved in the Northern District of Ohio and final appeal was dismissed. Receipt of any amount by the Ruby Tuesday, Inc. is dependent upon Ruby Tuesday, Inc.’s pro rata share of the total settlement amount.

●

●In re Cathode Ray Tube (CRT) Antitrust Litigation (MDL No 1917, N.D.Cal No. 3:07-cv-05944). Ruby Tuesday, Inc. seeks damages as a member of a class of plaintiffs alleging that manufacturers of Cathode Ray Tubes fixed the prices of the Cathode Ray Tubes. Eight settlements in the amount of $576.75 million have been approved in the Northern District of California. Receipt of any amount by the Ruby Tuesday, Inc. is dependent upon Ruby Tuesday, Inc.’s pro rata share of the total settlement amount.

SCHEDULE 4(a)(i)

LEGAL NAME; STATE OF FORMATION; TAXPAYER IDENTIFICATION NUMBER;
ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor	State of Formation	Federal Taxpayer Identification Number	Organizational Identification Number
Ruby Tuesday, Inc.	Georgia	63-0475239	K603038
RTBD, Inc.	Delaware	46-0486505	3526052
RT Finance, Inc.	Delaware	20-1187242	3803064
Ruby Tuesday GC Cards, Inc.	Colorado	20-8654931	20061521180
RT New York Franchise, LLC	Delaware	63-1231154	3076062
RT Southwest Franchise, LLC	Delaware	63-1189715	2828413
RT Franchise Acquisition, LLC	Delaware	62-1811438	3185630
RT Kentucky Restaurant Holdings, LLC	Delaware	72-1527435	3526056
RT Florida Equity, LLC	Delaware	20-1187159	3803063
RTGC, LLC	Colorado	82-0550770	20021165715
Ruby Tuesday, LLC	Delaware	62-1821391	3234078
RT Las Vegas Franchise, LLC	Delaware	63-1214969	2960934
RT Airport, Inc.	Delaware	62-1793509	3090041
RT Louisville Franchise, LLC	Delaware	72-1377151	2768759
RT McGhee-Tyson, LLC	Delaware	62-1793508	3089659
RT One Percent Holdings, Inc.	Delaware	62-1852817	3362096
RT One Percent Holdings, LLC	Delaware	62-1856689	3397757
RT Minneapolis Holdings, LLC	Delaware	62-1857189	3397085
RT Omaha Holdings, LLC	Delaware	74-3028647	3492566
RT Denver, Inc.	Georgia	63-1192623	K745041
RT Louisville, Inc.	Georgia	72-1381527	K723008
RT Orlando, Inc.	Georgia	62-1697231	K721492
RT South Florida, Inc.	Georgia	62-1697232	K721420
RT Tampa, Inc.	Georgia	72-1380574	K721495
RT West Palm Beach, Inc.	Georgia	63-1196980	K745037
RT New Hampshire Restaurant Holdings, LLC	Delaware	72-1527438	3526058
RT Restaurant Services, LLC	Delaware	20-1187283	3798938
RTTA, LP	Texas	20-2560035	800460276
RT Distributing, LLC	Tennessee	20-5696096	000532083
RTTT, LLC	Texas	20-5389194	800694161
RTT Texas, Inc.	Texas	20-5382461	800694157
RT Jonesboro Club	Arkansas	62-1852726	100195279
Ruby Tuesday of Russellville, Inc.	Arkansas	26-2721601	800088273
Ruby Tuesday of Bryant, Inc.	Arkansas	26-4146703	800088275
RT FL Gift Cards, Inc.	Florida	82-1582189	P17000042314

SCHEDULE 4(a)(iii)

CHANGES IN STRUCTURE; OTHER NAMES USED ON FEDERAL INCOME TAX RETURNS

RT Jonesboro Club has an alternative name of RT Jonesboro Club, Inc. on federal income tax returns

SCHEDULE 4(a)(iv)

TRANSACTIONS OTHER THAN IN THE ORDINARY COURSE OF BUSINESS

None.

SCHEDULE 4(e)

INTELLECTUAL PROPERTY

Trademarks

Grantor	Mark	Registration Number	Registration Date
RTBD, Inc.	FRESH TASTE. FRESH PLACE.	3970360	05/31/11
RTBD, Inc.	RUBY T	3496050	09/02/08
RTBD, Inc.	RUBY MINIS	3492660	08/26/08
RTBD, Inc.	WOK HAY	3248303	05/29/07
RTBD, Inc.	RUBY TUESDAY’S SMART EATING	2906632	11/30/04
RTBD, Inc.	RUBY TUESDAY SIMPLE FRESH AMERICAN DINING	4021117	09/06/11
RTBD, Inc.	RUBYTUEGO	3409948	04/08/08
RTBD, Inc.	TALLCAKE	2074191	06/24/97
RTBD, Inc.	RUBY TUESDAY	1879012	02/14/95
RTBD, Inc.	RUBY TUESDAY	1110690	01/02/79
RTBD, Inc.	RUBY TUESDAY	1879012	11/15/72
RTBD, Inc.	COLOSSAL BURGER	4926344	03/29/16

Trademark Applications

Grantor	Title	Application Number	Application Date
RTBD, Inc.	R TIME RUBY TUESDAY	Application No. 87250918 (Pending ITU)	11/29/2016
RTBD, Inc.	R TIME	Application No. 87258474 (Pending ITU)	12/06/2016
RTBD, Inc.	RUBY RELAXER	Application No. 87198238	10/10/2016

Copyrights

Grantor	Title	Registration Number	Registration Date
Ruby Tuesday, Inc.	SIMPLY FRESH	TX7476591	12/12/11

Patents

None.

SCHEDULE 4(g)

CHIEF EXECUTIVE OFFICES

Ruby Tuesday, Inc.
333 East Broadway Avenue
Maryville, TN 37804
Attention: Chief Financial Officer
Telecopy: 865-379-6817

SCHEDULE 4(i)

Deposit Accounts

Owner	Type Of Account	Bank	Subject to control agreement? [Yes/No]	Reason for Exclusion from Control Requirement
Ruby Tuesday, Inc.	DDA	Bank of America	Yes	N/A
Ruby Tuesday, Inc.	DDA	Fifth Third	Yes	N/A
Ruby Tuesday, Inc.	DDA	Regions	Yes	N/A
RTBD, Inc.	DDA	Regions	Yes	N/A
Ruby Tuesday, Inc.	DDA	Regions	Yes	N/A
RTTA Texas, Inc.	DDA	Regions	Yes	N/A
Ruby Tuesday, Inc.	DDA	1st National Bank	Yes	N/A
Ruby Tuesday, Inc.	DDA	Chemung Canal	Yes	N/A
Ruby Tuesday, Inc.	DDA	Century National	Yes	N/A
Ruby Tuesday, Inc.	DDA	First Commonwealth	Yes	N/A
Ruby Tuesday, Inc.	DDA	PNC	Yes	N/A
Ruby Tuesday, Inc.	DDA	US Bank	Yes	N/A
Ruby Tuesday, Inc.	DDA	South Carolina	Yes	N/A
Ruby Tuesday, Inc.	DDA	Wells Fargo	Yes	N/A
RTBD, Inc.	DDA	Wells Fargo	Yes	N/A
Ruby Tuesday of Russellville, Inc.	DDA	Wells Fargo	Yes	N/A
RT Jonesboro Club	DDA	Wells Fargo	Yes	N/A
Ruby Tuesday, Inc.	DDA	Wells Fargo	Yes	N/A
Ruby Tuesday, Inc.	DDA	Wells Fargo	Yes	N/A
Ruby Tuesday, Inc.	DDA	Wells Fargo	Yes	N/A
Ruby Tuesday, Inc.	DDA	Wells Fargo	Yes	N/A
Ruby Tuesday, Inc.	DDA	Wells Fargo	Yes	N/A
Ruby Tuesday, Inc.	DDA	Wells Fargo	Yes	N/A
Ruby Tuesday, Inc.	DDA	Wells Fargo	Yes	N/A
Ruby Tuesday, Inc.	DDA	Wells Fargo	Yes	N/A
Ruby Tuesday, Inc.	DDA	Wells Fargo	Yes	N/A
Ruby Tuesday of Bryant, Inc.	DDA	Wells Fargo	Yes	N/A
Ruby Tuesday, Inc.	DDA	Wells Fargo	Yes	N/A

EXHIBIT 5(d)(i)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of May 26, 2017 (as the same may be amended, modified, restated or supplemented from time to time, the “Security Agreement”) by and among the Grantors from time to time party thereto (each an “Grantor” and collectively, the “Grantors”) and UBS AG, Stamford Branch, as Administrative Agent (the “Administrative Agent”) for the Secured Creditors referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the copyrights and copyright applications shown on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the Secured Creditors. The Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the continuing security interest in and continuing lien referenced hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

The undersigned Grantor and the Administrative Agent, on behalf of the Secured Creditors, hereby acknowledge and agree that the security interest in the copyrights and copyright applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as a present assignment of title to any copyright or copyright application.

Very truly yours,

[Grantor]

By:
Name: Title:

[Address]

Acknowledged and Accepted:

UBS AG, STAMFORD BRANCH, as Administrative Agent

By:
Name:
Title:

[Address]

EXHIBIT 5(d)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of May 26, 2017 (as the same may be amended, modified, restated or supplemented from time to time, the “Security Agreement”) by and among the Grantors from time to time party thereto (each an “Grantor” and collectively, the “Grantors”) and UBS AG, Stamford Branch, as Administrative Agent (the “Administrative Agent”) for the Secured Creditors referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the patents and patent applications set forth on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the Secured Creditors. The Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the continuing security interest in and continuing lien referenced hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

The undersigned Grantor and the Administrative Agent, on behalf of the Secured Creditors, hereby acknowledge and agree that the security interest in the patents and patent applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as a present assignment of title to any patent or patent application.

Very truly yours,

[Grantor]

By:
Name: Title:

[Address]

Acknowledged and Accepted:

UBS AG, STAMFORD BRANCH, as Administrative Agent

	By:	/s/
Name: Title:

[Address]

EXHIBIT 5(d)(iii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of May 26, 2017 (as the same may be amended, modified, restated or supplemented from time to time, the “Security Agreement”) by and among the Grantors from time to time party thereto (each an “Grantor” and collectively, the “Grantors”) and UBS AG, Stamford Branch, as Administrative Agent (the “Administrative Agent”) for the Secured Creditors referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications set forth on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the Secured Creditors. The Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the continuing security interest in and continuing lien referenced hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

The undersigned Grantor and the Administrative Agent, on behalf of the Secured Creditors, hereby acknowledge and agree that the security interest in the trademarks and trademark applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as a present assignment of title to any trademark or trademark application.

Very truly yours,

[Grantor]

By:
Name: Title:

[Address]

Acknowledged and Accepted:

UBS AG, STAMFORD BRANCH, as Administrative Agent

By:
Name: Title:

[Address]

1 To be replaced in the execution version.